EXHIBIT 12(a)


                               TEXAS UTILITIES COMPANY


          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                             YEAR ENDED DECEMBER 31,
                                       -----------------------------------
                                          9/97         1996        1995
                                          -----        ----        ----
                                       THOUSANDS OF DOLLARS, EXCEPT RATIOS

          EARNINGS:

            Net income before
            preferred dividends        $  665,756   $  806,964    $(53,731)

            Add: Total federal income
                 taxes                    347,348      375,232     (60,035)

                 Fixed charges (see
                 detail below)            833,854      851,482     732,313
                                       ----------   ----------    --------

                     Total earnings    $1,846,958   $2,033,678    $618,547
                                       ==========   ==========    ========


          FIXED CHARGES:

            Interest on  mortgage
            bonds                      $  453,062   $  486,935    $527,131

            Interest on other long-
            term debt                      89,682       96,404     102,138

            Amortization of debt
            discount, (premium) and
            expense                        13,395       13,239      10,649

            Amortization of loss on
            reacquired debt                24,812       23,124      20,881

            Other interest charges        171,720      178,191      45,384

            Preferred trust securities
            distributions                  59,675       33,001       1,801

            Rentals representative of
            the interest factor            21,508       20,588      24,329
                                       ----------     --------    --------

              Total fixed charges      $  833,854   $  851,482    $732,313
                                       ==========   ==========    ========


          RATIO OF EARNINGS TO FIXED         2.21         2.39        0.84
          CHARGES                            ----         ----        ----



                                             YEAR ENDED DECEMBER 31,
                                       -----------------------------------
                                          1994         1993        1992
                                          -----        ----        ----
                                       THOUSANDS OF DOLLARS, EXCEPT RATIOS

          EARNINGS:

            Net income before
            preferred dividends          $644,682   $  483,892    $818,529

            Add: Total federal income
                 taxes                    326,638      209,544     224,184

                 Fixed charges (see
                 detail below)            752,892      782,439     785,183
                                       ----------   ----------  ----------

                     Total earnings    $1,724,212   $1,475,875  $1,827,896
                                       ==========   ==========  ==========


          FIXED CHARGES:

            Interest on  mortgage
            bonds                      $  567,543   $  611,090  $  598,235

            Interest on other long-
            term debt                      92,524      109,458     122,494

            Amortization of debt
            discount, (premium) and
            expense                         9,591        7,080       5,235

            Amortization of loss on
            reacquired debt                19,379       13,283       9,301

            Other interest charges         37,838       11,891      19,090

            Preferred trust securities
            distributions                      --           --          --

            Rentals representative of
            the interest factor            26,017       29,637      30,828
                                       ----------   ----------  ----------

              Total fixed charges      $  752,892   $  782,439  $  785,183
                                       ==========   ==========  ==========


          RATIO OF EARNINGS TO FIXED         2.29         1.89        2.33
          CHARGES                            ----         ----        ----